                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  June 8, 1999

                                      among

                           LA SALSA HOLDING CO., INC.,

                         SANTA BARBARA RESTAURANT GROUP

                                    ARTICLE I

                                   THE MERGER

1.1      The Merger...........................................................1
1.2      Closing..............................................................1
1.3      Effective Time of the Merger.........................................1
1.4      Effects of the Merger................................................2
1.5      Further Assurances...................................................2

                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

2.1      Conversion of Shares.................................................2
2.2      Surrender and Payment................................................3
2.3      Fractional Shares....................................................3
2.4      Intentionally Omitted................................................4
2.5      Dissenting Shares....................................................4
2.6      Escrow Notes.........................................................4

                                   ARTICLE III

                            THE SURVIVING CORPORATION

3.1      Articles of Incorporation............................................4
3.2      Bylaws...............................................................4
3.3      Directors............................................................4

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of the Company........................5

                  (a)      Organization, Standing and Corporate Power.........5
                  (b)      Subsidiaries.......................................5
                  (c)      Capital Structure..................................5
                  (d)      Authority; Noncontravention........................6
                  (e)      Financial Statements; No Undisclosed Liabilities...6
                  (f)      Licenses, Approvals, etc...........................7
                  (g)      Real Properties....................................7
                  (h)      Tangible Personal Property.........................8
                  (i)      Environmental Compliance...........................8
                  (j)      Absence of Certain Changes or Events...............9
                  (k)      Litigation........................................10
                  (l)      Legal and Regulatory Compliance...................10
                  (m)      ERISA Compliance..................................10
                  (n)      Taxes.............................................12
                  (o)      Contracts; Debt Instruments.......................14
                  (p)      Insurance.........................................15

                  (q)      Interests of Officers and Directors...............15
                  (r)      Brokers...........................................16
                  (s)      Disclosure........................................16

4.2      Representations and Warranties of Parent and Sub....................16

                  (a)      Organization, Standing and Corporate Power........16
                  (b)      Capital Structure.................................16
                  (c)      Authority; Noncontravention.......................17
                  (d)      SEC Documents; Financial Statements;
                            No Undisclosed Liabilities.......................17
                  (e)      Absence of Certain Changes........................18
                  (f)      Brokers...........................................18
                  (g)      Disclosure........................................18

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

5.1      Conduct of Business.................................................19
5.2      Access to Information...............................................20
5.3      No Solicitation.....................................................21
5.4      Confidentiality.....................................................21
5.5      Consents............................................................22
5.6      Releases............................................................22

                                   ARTICLE VI

                               COVENANTS OF PARENT

6.1      Confidentiality.....................................................22
6.2      Employee Benefit Plans..............................................23
6.3      Indemnification and Insurance.......................................23
6.4      Nasdaq Listing......................................................23
6.5      Access to Information...............................................23
6.6      Proxy Statement.....................................................24
6.7      Reservation of Common Stock.........................................24

                                   ARTICLE VII

                       COVENANTS OF PARENT AND THE COMPANY

7.1      Reasonable Efforts; Notification....................................24
7.2      Press Releases......................................................25
7.3      Regulatory and Other Approvals......................................25
7.4      Appointment of Director.............................................26
7.5      Registration Rights Agreement.......................................26

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

8.1      Conditions to the Obligations of Each Party.........................26
8.2      Conditions to the Obligations of Parent.............................26
8.3      Conditions to the Obligations of the Company........................28

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1      Survival of Representations and Warranties..........................29
9.2      Indemnification Provisions for Benefit of Parent....................29
9.3      Indemnification Provisions for Benefit of the Company's
          Shareholders.......................................................30
9.4      Matters Involving Third Parties.....................................30
9.5      Nature of Indemnification Payments..................................31

                                    ARTICLE X

                                   TERMINATION

10.1     Termination.........................................................31
10.2     Effect of Termination...............................................32

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1     Notices.............................................................33
11.2     Amendments; No Waivers..............................................34
11.3     Fees and Expenses...................................................34
11.4     Successors and Assigns; Parties in Interest.........................34
11.5     Severability........................................................34
11.6     Governing Law.......................................................34
11.7     Entire Agreement....................................................34
11.8     Counterparts; Effectiveness; Interpretation.........................35

                          AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of June 8, 1999, by and among LA SALSA HOLDING CO., INC., a Delaware Corporation (the "Company"), SANTA BARBARA RESTAURANT GROUP, INC., a Delaware corporation ("Parent"), LA SALSA MERGER, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"). All capitalized terms used herein shall have the meaning set forth on Exhibit A hereto.

                                    RECITALS:

           A. The respective Boards of Directors of Parent, Sub and the
Company have approved a business combination whereby the Sub would merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law (the "DGCL").

           B. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger in the form attached hereto as Exhibit B ("Agreement of Merger"), and in accordance with the DGCL, at the Effective Time, Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and the Company are sometimes hereinafter referred to as the "Constituent Corporations."

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 as soon as practicable, but in any case on or prior to the third business day, after which all of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"); provided, however, that the parties shall use their commercially reasonable efforts to close on or before June 30, 1999. At the time of the Closing, the Constituent Corporations and Parent will file the Agreement of Merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger.

         1.3 Effective Time of the Merger. The Merger shall, subject to the DGCL, become effective as of such time as the applicable Agreement of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Agreement of Merger (the "Effective Time").

         1.4 Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, duties and liabilities of the Company and the Sub, all as provided under the DGCL.

         1.5 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

         2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock or other equity interests in the Company (the "Company Shares") or any shares of capital stock of the Sub:

                  (a) each Company Share owned by the Company as treasury stock and any Company Shares owned by Parent or any Sub or any of their respective subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (b) each share of common stock of Sub outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation; and

                  (c) the Parent shall (i) issue an aggregate of three million (3,000,000) shares of fully paid and nonassessable common stock, par value $.08 per share of parent ("Parent Shares"), (ii) issue convertible subordinated promissory notes in the form attached hereto as Exhibit C (the "Parent Notes") in the aggregate principal amount of Six Million Dollars ($6,000,000), (iii) cause to be assigned by Fidelity National Financial, Inc. ("FNF") warrants to purchase an aggregate of two hundred fifty thousand (250,000) Parent Shares at an exercise price of seven dollars ($7.00) per share in the form attached hereto as Exhibit D (the "$7.00 Warrants") and (iv) cause to be assigned by FNF warrants to purchase an aggregate of two hundred fifty thousand (250,000) Parent Shares at an exercise price of seven dollars and 50/100 ($7.50) per share in the form attached hereto as Exhibit E (the "$7.50 Warrants") less any of the foregoing amounts allocated to each of John Butcher, Charles Lynch, Bob Gammel and Steve Selcer (collectively, the "Merger Consideration"), such that the outstanding securities of the Company immediately prior to the Effective Time, except as otherwise provided in Section 2.1(a) above or Section 2.5 below, shall be converted into the right to receive the respective portion of Merger Consideration set forth on Schedule 2.1(c) hereto.

                           In the event, prior to the Effective Time, of any
recapitalization of either Parent or the Company through a subdivision of its outstanding shares into a greater number of


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

shares, or a combination of its outstanding shares into a lesser number of shares, or any reorganization, reclassification or other change in its outstanding shares into the same or a different number of shares of other classes, or a declaration of or dividend on its outstanding shares payable in shares of its capital stock (a "Capital Change"), then the allocation of Merger Consideration shall be appropriately adjusted so as to maintain after such Capital Change the relative proportionate interests in the number of Parent Shares (assuming consummation of the Merger) which the holders of Company Shares and the holders of Parent Shares had immediately prior to such Capital Change.

         2.2 Surrender and Payment.

                  (a) Each holder of Company Shares that have been converted into the Merger Consideration, upon surrender to the Parent of a certificate or certificates representing such Company Shares, together with a properly completed letter of transmittal covering such Company Shares and other customary documentation, will be entitled to receive the Merger Consideration payable in respect of such Company Shares. As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate previously representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the certificates representing such Company Shares, as contemplated hereby.

                  (b) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Company Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Parent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Company Shares or establish to the satisfaction of the Parent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  (c) After the Effective Time, there shall be no further registration of transfers of Company Shares. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

                  (d) No dividends or other distributions declared or made after the Effective Time with respect to the Parent Shares for which the record date is after the Effective Time shall be paid to the holder of any certificate formerly representing Company Shares until such certificate is surrendered to the Parent as provided herein. Following surrender of any such certificate, there shall be paid to the holder of record of the certificates representing whole shares of Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but a payment date subsequent to surrender payable with respect to such whole shares of Parent Shares.

         2.3 Fractional Shares. No fractional Parent Shares will be issued in connection with the Merger. In lieu of any fractional Parent Shares to which the holder of any Company Share would otherwise be entitled to receive, such holder shall be entitled to receive an amount of cash equal to the value of such fractional shares, which shall be based upon the closing sale price of the Parent Shares on the Closing Date as reported on the Nasdaq National Market. The fractional interests of each holder of Company Shares will be aggregated so that no holder of Company Shares will receive cash in an amount equal to or greater than the value of one whole Parent Share.

         2.4 Treatment of Stock Options. To the extent that outstanding options to purchase capital stock of the Company have not been exercised prior to the Closing, all such options shall expire as of the Effective Time and shall be of no further force and effect.

         2.5 Dissenting Shares. Holders of Company Shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal for such Company Shares in accordance with the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration pursuant to Section 2.1 hereof, unless such holders fail to perfect or withdraw or otherwise lose such right to appraisal under the DGCL. The holders of Dissenting Shares will be entitled to their rights under Section 262 of the DGCL with respect to such Company Shares.

         2.6 Escrow Notes. At the Effective Time, Parent Notes in an aggregate principal amount of $1,500,000 issuable to the Company's stockholders on a pro rata basis (the "Escrow Notes"), shall be registered in the names of the stockholders of the Company or in the name of the stockholder's representative (the "Holders' Representative"), as agent for such stockholders, but shall be deposited with an institution selected by Parent and the Company, as escrow agent (the "Escrow Agent"), pursuant to the terms of an escrow agreement substantially in the form of Exhibit F hereto (the "Escrow Agreement") by and among Parent, the Escrow Agent and the Company's stockholders or the Holders' Representative.

                                   ARTICLE III

                            THE SURVIVING CORPORATION

         3.1 Articles of Incorporation. The Articles of Incorporation of
Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of Sub shall be changed at the Effective Time to "La Salsa, Inc."

         3.2 Bylaws. The Bylaws of Sub in effect at the Effective Time shall be the bylaws of the applicable Surviving Corporation until amended in accordance with applicable law.

         3.3 Directors. Upon the Effective Time, the Board of Directors of the Surviving Corporation shall consist of three (3) members who shall be designated by Parent and shall serve as the initial directors of such Surviving Corporation until successors are duly elected and qualified in accordance with applicable law.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub, subject to the exceptions and qualifications set forth in the disclosure schedule ("Disclosure Schedule") delivered by the Company to Parent, as follows:

                  (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to (i) have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of the Company, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or
(iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement (each, a "Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and Bylaws, each as amended to the date of this Agreement.

                  (b) Subsidiaries. Except as set forth in Section 4.1(b) of the Disclosure Schedule, the Company does not have any subsidiaries and does not own any equity interest in any other corporation, partnership, or other entity.

                  (c) Capital Structure. The authorized and issued capital stock of the Company is as set forth in Section 4.1(c) of the Disclosure Schedule.
Section 4.1(c) of the Disclosure Schedule sets forth a true and complete list of the owners, beneficially and of record, of the Company Shares set forth opposite their name. Except as set forth in Section 4.1(c) of the Disclosure Schedule, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth in Section 4.1(c) of the Disclosure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities or obligating it to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.1(c) of the Disclosure Schedule, there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities or any securities of the type described in the immediately preceding sentences.

                  The Company acknowledges that the offering and sale of the Parent Shares, the Parent Notes, the $7.00 Warrants and the $7.50 Warrants to be issued in exchange for all of the

Company Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). The Company represents and warrants to Parent and Sub that the holders of the Company Shares fulfill, and will fulfill as of the Effective Time, the investor suitability requirements under Section 4(2) of the Securities Act and Regulation D.

                  (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company under, (i) the Certificate of Incorporation or Bylaws of the Company, (ii) except as disclosed in Section 4.1(d) of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. Except as set forth in Section 4.1(d) of the Disclosure Schedule, no consent, approval, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to (collectively, "Consents") any federal, state or local government or any arbitrable panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the required consents listed on Section 4.1(d) of the Disclosure Schedule, (ii) the filing of the Agreement of Merger and required officers' certificates in accordance with the DGCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business and (iii) the filing of a notification and report form in compliance with Hart-Scott-Rodino Antitrust Improvements Act of 1976, and any rules and regulations promulgated thereunder (the "H-S-R Act").

                  (e) Financial Statements; No Undisclosed Liabilities. Attached hereto as Section 4.1(e) of the Disclosure Schedule are copies of the audited balance sheets of the Company as of December 31, 1996, 1997 and 1998 and the audited statements of operations, shareholder's equity and cash flows of the Company for each of the fiscal years then ended, together with the unaudited balance sheets and statement of operations, shareholder's equity and cash flows of the Company as of and for the period ended March 31, 1999 (collectively, with the notes thereto, the "Financial

Statements"). The Financial Statements have been prepared in accordance with GAAP (except as may be noted therein), present fairly, in all material respects, the financial position of the Company and the results of operations of the Company for each of the periods presented, are correct and complete in all material respects, and are consistent with the financial books and records of the Company (which financial books and records are correct and complete in all material respects). Except as set forth in Section 4.1(e) of the Disclosure Schedule and except as disclosed in the Financial Statements, the Company has not incurred any liability (accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a balance sheet or described in the notes thereto or which, individually or in the aggregate, could be expected to have a Material Adverse Effect.

                  (f) Licenses, Approvals, etc. The Company possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Entity (federal, state and local) necessary to entitle it to conduct its business in the manner in which it is presently being conducted (the "Licenses"), which Licenses are listed in Section 4.1(f) of the Disclosure Schedule and all of which licenses are in full force and effect. Except as described in Section 4.1(f) of the Disclosure Schedule, no complaint, claim, prosecution, indictment, action, suit, arbitration, investigation or proceeding (an "Action") by or before any Governmental Entity is pending or, to the knowledge of the Company, threatened seeking the suspension, revocation or limitation of any of the Licenses.

                  (g) Real Properties. Section 4.1(g) of the Disclosure Schedule lists all real property (including all land and buildings) which is owned by the Company (the "Owned Real Estate"). The Company has good and marketable title to the Owned Real Estate, free and clear of all security interests, agreements, mortgages, covenants, conditions, restrictions, easements, charges, claims assessments and encumbrances, except for (i) rights of lessees or sublessees in such matters that are reflected in a written lease or sublease; (ii) current taxes (including assessments collected with taxes) not yet due and payable;
(iii) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of the Company to dispose, of the property subject thereto or affected thereby; and (iv) other matters as described in Section 4.1(g) of the Disclosure Schedule. The activities of the Company with respect to the Owned Real Estate are permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. The buildings and improvements on the Owned Real Estate are in good condition and repair (normal wear and tear excepted), and do not require more than normal and routine maintenance to keep them in such condition.

                  Section 4.1(g) of the Disclosure Schedule lists all real property (including all land and buildings) which is leased by the Company as lessee or sublessee (the "Leased Real Estate"). The Company has made available to Parent complete and accurate copies of the written leases and subleases which relate to the Leased Real Estate, together with all amendments or supplements thereto (the "Leases"). The Company has not received written notice of condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate. Except as disclosed in Section 4.1(g) of the Disclosure Schedule, the Company has not received any notice from any Governmental Entity of any zoning, ordinance, building, fire or health code or other legal violation in respect of any Leased Real Estate. The Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms. Except as set forth in Section 4.1(g) of the Disclosure Schedule, no amount payable under any Lease is past due. The Company is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under each Lease and is not aware of the failure by any other party to any Lease to comply in all material respects with all of its commitments and obligations. Except as set forth in Section 4.1(g) of the Disclosure Schedule, the Company has not received any notice of (i) a default (which has not been cured), offset or counterclaim under any Lease, or, any other communication calling upon it to comply with any provision of any Lease or asserting noncompliance, or asserting the Company has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of the Company or, to the knowledge of the Company, any other party, or (ii) of any Action against any party under any Lease which if adversely determined would result in such Lease being terminated or cut off. Except as set forth in Section 4.1(g) of the Disclosure Schedule, the Company has not assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any Lease.

                  (h) Tangible Personal Property. Except as disclosed in Section 4.1(h) of the Disclosure Schedule, the Company (i) has good and valid title to all the tangible personal property material to its business and reflected in the latest audited Financial Statements as being owned by it or acquired after the date thereof, free and clear of all liens except (A) statutory liens securing payments not yet due and (B) such imperfections or irregularities of title or liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (ii) is the lessee of all tangible personal property material to its business and reflected as leased in the latest Financial Statements (or on its books and records as of the date thereof) or leased after the date thereof and is in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or, to the knowledge of the Company, the lessor. The Company enjoys peaceful and undisturbed possession under all such leases. Such owned and leased tangible personal property is in good working order, reasonable wear and tear excepted.

                  (i) Environmental Compliance.

                           (i) For purposes of this Section 4.1(i), (A)
"Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material, listed or identified in or regulated by or under any Environmental Law; (B) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Oil Pollution Act, 33 U.S.C.
Section 2701 et seq., in each case as amended from time to time and all regulations promulgated thereunder, and any other statute, law, regulation, ordinance, bylaw, rule, judgment, order, decree or directive of any Governmental Entity dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety; and (C) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

                           (ii) Except as set forth on Section 4.1(i) of the
Disclosure Schedule, (A) there are no claims pending against the Company, or, to the knowledge of the Company, any of its predecessors (the "Company Interests") relating to or arising out of a Hazardous Substance nor are any such claims, to the knowledge of the Company, threatened against Company Interests, nor has the Company received any notice, alleging or warning that any Owned Real Estate or Leased Real Estate or any real property previously operated by the Company Interests is, has been or may be in violation of or in noncompliance with any Environmental Law; (B) to the knowledge of the Company, no Hazardous Substances are now present in amounts, concentrations or conditions requiring removal, remediation or any other response, action or corrective action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Owned Real Estate or Leased Real Estate or any real property previously owned or operated by the Company Interests; (C) the Owned Real Estate and Leased Real Estate are not being and have not been during the period of time they have been owned or leased by the Company Interests used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes are being or have been during the period of time operated by the Company Interests treated, stored or disposed of there in violation of any Environmental Law; and (D) to the knowledge of the Company, there neither are nor have been during the period of time they have been operated by the Company Interests any underground storage tanks, lagoons or other containment facilities of any kind which contain or contained any Hazardous Substances on the Owned Real Estate or Leased Real Estate.

                           (iii) The Company has made available to the Parent
true and correct copies of any and all written communications received by the Company from any Governmental Entities relating in whole or in part to the existence of Hazardous Substances at any Real Estate or any real property previously owned or operated by the Company Interests or the compliance of the owners, operators or lessees thereof with respect to any Environmental Law.

                  (j) Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Section 4.1(j) of the Disclosure Schedule, since March 31, 1999, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company's capital stock or other equity interests or any repurchase, redemption or other acquisition by the Company of any of its outstanding shares of capital stock or other securities, (iii) any adjustment, split, combination or reclassification of any of the Company's capital stock or other equity interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests,
(iv) (A) any granting by the Company to any current or former director, officer or employee of the Company of any increase in compensation paid or payable or fringe benefits provided to its employees, except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) any granting by the Company to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Shares (or other property) or the provision of any tax gross-up), or (C) any entry by the Company into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, (v) any material damage, destruction or loss to the Real Property or the Tangible Personal Property, whether or not covered by insurance, (vi) any change in accounting methods, principles or practices, (vii) any amendment, waiver or modification of any material term of any outstanding security, (viii) any incurrence, assumption or guarantee of any material indebtedness for borrowed money or other material obligations, other than in the ordinary course of business consistent with past practice,
(ix) any creation or assumption of any lien or encumbrance on any asset, other than in the ordinary course of business consistent with past practice, (x) any making of any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, (xi) any transaction or commitment made, or any contract or agreement entered into, relating to its assets or business involving the payment of more than $50,000 in the aggregate, (xii) any acquisition or disposition of any assets or any merger or consolidation with any person, (xiii) any change to relationships with any of its respective suppliers or distributors; (xiv) any amendments or supplements to or any waivers or releases with respect to any supply or distributor agreements; (xv) any relinquishment of any contract or other right, in either case, material to the Company other than transactions and commitments in the ordinary course of business consistent with past practice, or
(xvi) any agreement, commitment, arrangement or undertaking to perform any action described in clauses (i) through (xv).

                  (k) Litigation. Except as disclosed in Section 4.1(k) of the Disclosure Schedule, there are no Actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or its assets and business.

                  (l) Legal and Regulatory Compliance. The Company, and its predecessors and affiliates, has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Entities (and all agencies thereof), except where any failure to comply would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (m) ERISA Compliance.

                           (i) Section 4.1(m) of the Disclosure Schedule
contains a list of all "employee pension benefit plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (defined in Section 3(l) of ERISA) and any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company (collectively, "Benefit Plans"). With respect to each Benefit Plan, the Company will deliver or make available to Parent a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and (E) the most recent determination letter from the United States Internal Revenue Service, if any.

                           (ii) Section 4.1(m) of the Disclosure Schedule
identifies each Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

                           (iii) Except as set forth in Section 4.1(m) of the
Disclosure Schedule, the Company has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code, and all laws and regulations applicable to the Benefit Plans. Except as set forth in Section 4.1(m) of the Disclosure Schedule, no prohibited transaction has occurred with respect to any Benefit Plan. All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the Financial Statements.

                           (iv) No Benefit Plan is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code. Neither the Company nor any of its ERISA Affiliates (as defined below) has at any time since September 2, 1974, contributed to or been obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability (as defined below) that would be a liability of the Company following the Closing. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans.

                           (v) Except as set forth in Section 4.1(m) of the
Disclosure Schedule, the Company does not have any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state law and at no expense to the Company.

                           (vi) Except as set forth in Section 4.1(m) of the
Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company. Without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                           (vii) No labor organization or group of employees of
the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company.

                           (viii) There are no pending or, to the knowledge of
the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be expected to result in any material liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer Benefit Plan.

                  (n) Taxes. For purposes of this Agreement, (A) the term "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes (as defined below) or for information purposes, and the term "Return" means any one of the foregoing Returns, and (B) the term "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                           (i) Except as set forth in Section 4.1(n)(i) of the
Disclosure Schedule, the Company has duly prepared and filed federal, state, local and foreign Returns which were required to be filed by or in respect of the Company or any of its properties, income and/or operations. As of the time they were filed, such Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status of the entity or whose behalf the Return was filed, and any other information required to be shown thereon. No extension of time within which the Company may file any Return is currently in force.

                           (ii) Except as disclosed in Section 4.1(n)(ii) of the
Disclosure Schedule, with respect to all amounts in respect of Taxes imposed on the Company or for which the Company is or could be liable, whether to taxing authorities or to other Persons, all amounts required to be paid by or on behalf of the Company to taxing authorities or others have been paid.

                           (iii) Except as disclosed in Section 4.1(n)(iii) of
the Disclosure Schedule, the Company has not received any notice that there is a review or audit by any taxing authority of any Tax liability of the Company currently in progress. Except as disclosed in Section 4.1(n)(iii) of the Disclosure Schedule, the Company has not received any written notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency of any Returns or Tax liability of the Company for any period. The Company currently has no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of the Company nor, to the knowledge of the Company, is there reason to believe that any material deficiency will be assessed.

                           (iv) No agreements are in force or are currently
being negotiated by or on behalf of the Company for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of the Company are currently pending.

                           (v) The Company has withheld from each payment made
to any of its officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable Tax law.

                           (vi) There are no liens for Taxes, whether imposed by
any federal, state, local or foreign taxing authority, outstanding against any assets owned by the Company, except for liens for Taxes that are not yet due and payable. None of the assets owned by the Company is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the assets owned by the Company or its subsidiaries directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets owned by the Company is "tax-exempt use property" within the meaning of
Section 168(h) of the Code. The Company is not a person other than a United States person within the meaning of the Code.

                           (vii) Except as set forth in Section 4.1(n)(vii) of
the Disclosure Schedule, the Company is not a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Company Shares or other equity interests) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

                  (o) Contracts; Debt Instruments.

                           (i) Except as otherwise disclosed in Section
4.1(o)(i) of the Disclosure Schedule, the Company is not a party to or subject to:

                                    (A) any collective bargaining or other
agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of the Company and its subsidiaries;

                                    (B) any employment, consulting, severance,
termination, or indemnification agreement, contract or arrangement, including any oral agreement, contract or arrangement which requires the payment of over $50,000, individually, or $150,000 in the aggregate, with any current or former officer, consultant, director or employee;

                                    (C) any lease for real or personal property
in which the amount of payments which the Company is required to make, or is expected to receive, on an annual basis exceeds $50,000, individually, or $150,000 in the aggregate;

                                    (D) any agreement, contract, instrument,
arrangement or commitment to repurchase assets previously sold or leased, or to indemnify or otherwise compensate the purchaser in respect thereof;

                                    (E) any agreement, contract, policy,
License, document, instrument, arrangement or commitment that materially limits its freedom to compete in any line of business or with any person or in any geographic area or which would so materially limit its freedom after the Effective Time, or by virtue of the transaction contemplated by this Agreement, Parent, or any of its subsidiaries after the Effective Time; or

                                    (F) any agreement or contract relating to
any outstanding commitment for capital expenditures, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets other than those entered into in the ordinary course consistent with past practices;

                                    (G) any sale-leaseback, conditional sale,
exclusive dealing, brokerage, finder's fee contract or agreement; or

                                    (H) any franchise agreement, area
development agreement, or other agreement or contract related to franchising, licensing, or developing its restaurant concepts;

                                    (I) any agreement or contract relating to
the supply or distribution of any products or materials or related to the sale or distribution of products in which the amount of payments required to be made or expected to be received, on an annual basis, exceeds $50,000; or

                                    (J) any other agreement, contract, policy,
License, document, instrument, arrangement or commitment not made in the ordinary course of business which is material and which is not otherwise disclosed in the Disclosure Schedules.

                           (ii) Except as set forth in Section 4.1(o)(ii) of the
Disclosure Schedule, neither the Company nor, to the knowledge of the Company, any of the other parties to any of the contracts and agreements identified in
Section 4.1(o)(i) of the Disclosure Schedule, is in default under or has terminated any such contract or agreement, or in any way expressed an intent to materially reduce or terminate the amount of its business with the Company in the future.

                           (iii) Set forth in Section 4.1(o)(iii) of the
Disclosure Schedule is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company is outstanding or may be incurred, (B) the respective principal amounts currently outstanding thereunder, and (C) any interest rate swaps, caps, floors or option agreements or similar interest rate risk management agreements. Except as set forth in Section 4.1(o)(iii) of the Disclosure Schedule, all such indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness (which, except as set forth in Section 4.1(o)(iii) of the Disclosure Schedule, do not require a notice period of more than thirty days). For purposes of this Section 4.1(o)(iii), "indebtedness" shall mean, with respect to any person, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person,
(E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all indebtedness of others secured by any lien on or security interest in property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person, (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and
(K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

                  (p) Insurance. The Company is covered by valid and currently effective insurance policies issued in favor of the Company listed in Section 4.1(p) of the Disclosure Schedule. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company that there will be a cancellation or non-renewal of existing policies or binders, or material modification of any of the methods of doing business, will be required.

                  (q) Interests of Officers and Directors. Except as disclosed in Section 4.1(q) of the Disclosure Schedule, none of the Company's officers or directors, nor any member of their respective immediate families or any entity with respect to which any such person is an affiliate, has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business.

                  (r) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. No such engagement letters obligate the Company to continue to use their services or pay fees or expenses in connection with any future transaction.

                  (s) Disclosure. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         4.2 Representations and Warranties of Parent and Sub. Parent and
Sub jointly and severally represent and warrant to the Company, subject to the exceptions and qualifications set forth in the disclosure schedule to be delivered by the Parent and Sub to the Company (the "Parent Disclosure Schedule"):

                  (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of the Parent as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or
(iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement.

                  (b) Capital Structure. The authorized and issued capital stock of the Parent is as set forth in Section 4.2(b) of the Parent Disclosure Schedule. Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, no shares of capital stock or other equity or voting securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of the Parent are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or securities of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote. Except as set forth in
Section 4.2(b) of the Parent Disclosure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Parent is a party or by which the Parent is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities or obligating it to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Parent to repurchase, redeem, or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities or any securities of the type described in the immediately preceding sentences.

                  (c) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of the Parent and Sub, enforceable against Parent and Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the Certificate of Incorporation or Bylaws of Parent,
(ii) except as may be required under the Parent's senior credit facility, any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not impair the ability of Parent to perform its obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Other than those Consents referred to in the Disclosure Schedule on the part of the Company, no Consent of any Governmental Entity is required by or with respect to Parent or any subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of any of the transactions contemplated by this Agreement, except for (i) the consents disclosed in Section 4.2(c) of the Parent Disclosure Schedule, (ii) the filing of the Agreement of Merger in accordance with the DGCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with applicable requirements of federal and state securities laws, (iv) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect, and (v) if required, the filing of a notification and report form in compliance with the H-S-R Act. The offer, sale and issuance of the Merger Consideration in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933 and from the qualification requirements of Section 25110 of the California Securities Laws.

                  (d) SEC Documents; Financial Statements; No Undisclosed Liabilities. Parent has provided or made available to the Company and the Principal Shareholders true and correct copies of all reports, schedules, forms, statements, exhibits and other documents filed with the SEC by Parent under or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1997 (the "Parent SEC Documents"), all of which were timely filed with the SEC. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto), fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), are correct and complete in all material respects, and are consistent with the books and records of Parent and its consolidated subsidiaries (which books and records are correct and complete in all material respects). Except as set forth in Section 4.2(d) of the Parent Disclosure Schedule and except as disclosed in the financial statements of the Parent included in the Parent SEC Documents, the Parent has not incurred any liability (accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a balance sheet or described in the notes thereto or which, individually or in the aggregate, could be expected to have a Parent Material Adverse Effect.

                  (e) Absence of Certain Changes. Except as contemplated by this Agreement or disclosed in Section 4.2(e) of the Parent Disclosure Schedule or the Parent SEC Documents, since March 31, 1999, the Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development which, individually or in the aggregate has had or could reasonably be expected to have a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the Parent's capital stock or other equity interests or any repurchase, redemption or other acquisition by the Parent of any of its outstanding shares of capital stock or other securities, (iii) any adjustment, split, combination or reclassification of any of the Parent's capital stock or other equity interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, (iv) any material contract entered into by Parent, other than in the ordinary course of business consistent with past practice and as disclosed in the Parent SEC Documents, or any material amendment or termination of, or default under, any material contract to which Parent is a party or to which it is bound, (v) any acquisition, sale or transfer of a material asset of Parent other than in the ordinary course of business consistent with past practice, (vi) any change in the accounting methods or practices of Parent, (vii) any amendment or change to the Parent's Certificate of Incorporation or Bylaws, or (viii) any agreement, commitment, arrangement or undertaking to perform any action described in clauses (i) through (vii).

                  (f) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its subsidiaries.

                  (g) Disclosure. The representations and warranties of the Parent contained in this Agreement are true and correct in all material respects, and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall carry on its business in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees (as a group) and preserve its relationships with customers, suppliers, licensors, licensees, franchisees, distributors and others having business dealings with the Company. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or except as set forth on Schedule 5.1 hereto, the Company shall not, without the prior written approval of Parent:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock; (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) purchase, redeem or otherwise acquire any shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (c) amend its Certificate of Incorporation, Bylaws or other charter or organizational documents;

                  (d) amend, modify or waive any provision of any material contract or agreement to which the Company is a party, including, without limitation, any such agreements identified in the Disclosure Schedule, or enter into any such material contract or agreement that would have been required to be disclosed in the Disclosure Schedule had such contract of agreement been entered into prior to the date of this Agreement, other than in the ordinary course of business consistent with past practice;

                  (e) mortgage or otherwise encumber or subject to any lien or encumbrance or sell, lease, license, transfer or otherwise dispose of any material properties or assets, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments;

                  (f) amend, modify or waive any material term of any of its outstanding securities;

                  (g) incur, assume, guarantee or become obligated with respect to any indebtedness, other than drawings on existing revolving credit facilities listed in Section 4.1(p) of the Disclosure Schedule in the ordinary course of business, consistent with past practice and in accordance with the terms thereof, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

                  (h) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $50,000 individually or $150,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property;

                  (i) make any material tax election or take any material tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability;

                  (j) enter into any, or commit to enter into, any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof in the ordinary course of business, consistent with past practice and in accordance with their terms or the settlement or other disposition of litigation matters by a payment or payments not exceeding $50,000, or release or waive any material rights or claims, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

                  (l) (i) grant to any current or former director, officer or employee of the Company any increase in compensation or benefits, except for employees who are not officers or directors in the ordinary course of business and consistent with past practice, (ii) grant to any such director, officer, or employee any increase in severance or termination pay, or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee;

                  (m) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

                  (n) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.2 Access to Information. From the date hereof until the Effective Time, the Company will (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company (including to perform any environmental studies); (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request; and (iii) instruct the employees, counsel, accountants and financial advisors of the Company to cooperate with Parent in its investigation of the business of the Company; provided that no investigation pursuant to this Section 5.2 shall affect any representation or warranty given by the Company hereunder.

         5.3 No Solicitation. The Company agrees that neither it nor any of its officers and directors shall, and the Company shall direct and use its best efforts to cause its stockholders, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company) not to, initiate, continue, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or, enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. Notwithstanding the foregoing, if an unsolicited Acquisition Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to an Acquisition Proposal shall be received by the Board of Directors of the Company, then, to the extent the Board of Directors of the Company believes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by the Agreement and the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law, the Company and its officers, directors, employees, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of the Company's Board of Directors, and such actions shall not be considered a breach of this Section 5.3 or any other provisions of this Agreement, but such actions shall be subject to the provisions of Sections 10.1 and 10.2 below. The Company will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.3. The Company will notify Parent immediately, orally and in writing (including the names of any party making and the principal terms of any such proposal), if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Immediately following the execution of this Agreement, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (the "Confidentiality Agreements") to return all confidential information heretofore furnished to such person by or on behalf of the Company. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

         5.4 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, the Company will hold, and will use its reasonable best efforts to cause its stockholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Parent and its subsidiaries furnished to them in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known by them on a nonconfidential basis, (ii) in the public domain through no fault of the Company or (iii) later lawfully acquired by the Company from sources other than Parent; provided that the Company may disclose such information to its stockholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially. The Company's obligation to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company will, and will use its best efforts to cause its stockholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to Parent, upon request, all documents and other materials and all copies thereof, obtained by the Company from Parent in connection with this Agreement and any derivations of such documents and materials in any form whatsoever that are subject to such confidentiality.

         5.5 Consents. The Company shall use its reasonable best efforts to obtain or cause to be obtained at the earliest practicable date, all consents and approvals which the Company requires to permit it to consummate the transactions contemplated hereby without giving rise to a right of termination, cancellation, modification or acceleration of any material agreement or contract to which the Company is a party or to which its assets are subject, including without limitation, the Leases and the consent from BankBoston.

         5.6 Releases. The Company shall use its reasonable best efforts to obtain releases (the "Releases") from each of Charles Lynch, Bob Gammel, Steve Selcer and John Butcher from any payments that may be payable to such persons as a result of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                               COVENANTS OF PARENT

         Parent agrees that:

         6.1 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Parent in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. Parent's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to the Company, upon request, or, at the election of Parent, destroy, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement and any derivations of such documents and materials in any form whatsoever that are subject to such confidentiality.

         6.2 Employee Benefit Plans. Subject to the following agreements, from and after the Effective Time, Parent shall have the right to continue, amend or terminate any of the Benefit Plans in accordance with the terms thereof and subject to any limitation arising under applicable law. It is the parties' current intention that the Company will retain its employee plans in effect for the benefit of employees of the Company subject to any changes which are deemed necessary or desirable in order for the employee plans of the Company and Parent to remain qualified under applicable provisions of the Code. However, nothing in this statement of current intentions or in this Agreement shall be deemed to confer any rights to persons who are not parties to this Agreement (such as, but not limited to, employees, former employees or independent contractors of the Company) to continuation of its current benefit plans or to any particular forms or types of benefits. The Company, subject to the provisions of this Agreement, and Parent, each reserve full authority to amend, terminate, discontinue or otherwise revise their employee plans and/or to adopt new plans from time to time subject solely to the discretion of their respective boards of directors.

         6.3 Indemnification and Insurance. From and after the Effective
Time, the directors, officers and employees of the Company who become directors, officers or employees of Parent, the Surviving Corporation or any other of the subsidiaries (the "Indemnified Parties"), shall have indemnification rights with prospective application. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of Parent or its subsidiaries are entitled or permitted under the provisions of the Certificate of Incorporation, Bylaws or similar governing documents of Parent, the Surviving Corporation and other subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time and, in any event, at least to the same extent as the current officers, directors and employees of Parent. The provisions of this Section are intended to benefit, and be enforceable directly by, the Indemnified Parties, and shall be binding on all respective successors of Parent and the Company.

         6.4 Nasdaq Listing. Prior to the Effective Time, Parent shall use its best efforts to list on the Nasdaq national Market, subject to official notice of issuance, the Parent Shares to be issued in the Merger as well as any shares of Common Stock issuable upon conversion of the Parent Notes (in the event of stockholder approval of such conversion as provided in Section 6.6 below) and exercise of the $7.00 Warrants and $7.50 Warrants.

         6.5 Access to Information. From the date hereof until the Effective Time, the Parent will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Parent and its subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Parent's and its subsidiaries' employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of the Parent and its subsidiaries; provided that no investigation pursuant to this Section 6.5 shall affect any representation or warranty given by the Parent hereunder.

         6.6 Proxy Statement. At its next annual stockholders meeting following the Effective Time, Parent shall include a proposal in its proxy statement to approve the conversion of the Parent Notes to Common Stock in accordance with the terms of the Parent Notes. The date of the stockholder approval of such proposal is referred to as the "Approval Date," at which time the Parent Notes shall automatically convert into Parent Shares in accordance with the terms of the Parent Notes.

         6.7 Reservation of Common Stock. Parent shall continuously maintain in reserve a number of shares of Common Stock equal to the Common Stock issuable upon exercise or conversion of the $7.00 Warrants, the $7.50 Warrants and the Parent Notes.

                                   ARTICLE VII

                       COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

         7.1 Reasonable Efforts; Notification.

                  (a) Each of Parent and the Company shall (i) promptly prepare and make or cause to be made all filings required of such party or any of its subsidiaries and obtain all permits, consents, approvals, and authorizations of all third parties, regulatory authorities and Governmental Entities necessary to consummate the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information, documents, or other material received by such party or any of its subsidiaries from any regulatory authority or other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such regulatory authority or other Governmental Entity. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any regulatory authority or Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meeting, with any regulatory authority or Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such regulatory authority or Governmental Entity, the opportunity to attend and participate.

                  (b) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from regulatory authorities or Governmental Entities and the making of all other necessary registrations and filings (including other filings with regulatory authorities or Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (c) Each party shall give prompt notice to the other party of
(i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be compiled with or satisfied by it under this Agreement; provided, however, that except as otherwise provided in Section 10.1 or 10.2, no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (d) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of:

                           (i) any notice or other communication from any person
alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                           (ii) any notice or other communication from any
Governmental Entity in connection with the transactions contemplated by this Agreement; and

                           (iii) any actions, suits, claims, investigations or
proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1(j), 4.1(k), 4.1(l), 4.1(m), 4.1(n) or 4.1(s) or Section 4.2(e) or which relate to the consummation of the transactions contemplated by this Agreement.

         7.2 Press Releases. Parent and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party and reasonable opportunity to comment, from making any disclosure which is required by law, regulation or requirements of the Nasdaq National Market.

         7.3 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of Parent and the Company will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to any Governmental Entity or any other public or private third parties required of Parent, the Company or any of their subsidiaries to consummate the Merger and the other matters contemplated hereby,
(ii) provide such other information and communications to such Governmental Entity or other public or private third parties as the other party or such Governmental Entity or other public or private third parties may reasonably request in connection therewith and (iii) file with the States of Nevada and California all applications and documents necessary to obtain a transfer of the Company's liquor licenses.

         7.4 Appointment of Director. Upon the Effective Time, Parent shall take all necessary action to appoint Daniel Skaff to serve on the Board of Directors of Parent.

         7.5 Registration Rights Agreement. On or before the Closing,
Parent and the stockholders of the Company (or the Holder's Representative on their behalf) shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit G.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         8.1 Conditions to the Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) Any consents, waivers, clearances, approvals and authorizations of regulatory authorities or other Governmental Entities that are necessary to permit consummation of the Merger shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have been terminated or have expired, in each case without the imposition of any condition, restriction or term which could reasonably be expected to have a Material Adverse Effect.

                  (b) No provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit or make illegal the consummation of the Merger.

                  (c) The Parent Shares to be issued to holders of Company Shares in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

                  (d) If, in the opinion of Parent, the Merger requires a filing under the H-S-R Act, such filing shall have been made, all waiting periods shall have expired, and no action shall have been taken to delay or prevent the Merger.

         8.2 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are further subject to the satisfaction of the following conditions:

                  (a) There shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, interpretive opinion, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by Parent of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) an effect of which is to restrain or prohibit Parent's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company, or of Parent and its subsidiaries and affiliates, (iii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Company Shares, including, without limitation, the right to vote any

Company Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the shareholders of the Company,
(iv) an effect of which is to require divestiture by Parent or any of its subsidiaries or affiliates of any Company Shares, or (v) that otherwise, in the reasonable judgment of Parent, is likely to have a Material Adverse Effect or a Parent Material Adverse Effect.

                  (b) The Company shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true when made and at and as of the Effective Time as if made at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and Parent shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect.

                  (c) No change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change) that, in the reasonable judgment of Parent, has or is likely to have a Material Adverse Effect.

                  (d) Parent shall have been furnished with copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the transactions contemplated hereby and thereby were taken, together with a certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded.

                  (e) Holders of no more than 6% of the Company Shares shall be entitled to claim dissenters' rights under Section 262 of the DGCL with respect to such Company Shares by reason of the Merger.

                  (f) The Escrow Agreement shall have been entered into by and among Parent, the Escrow Agent and the stockholders of the Company (or the Holders' Representative on behalf of the stockholders) parties thereto.

                  (g) The Board of Directors of Parent shall have received a written opinion from an investment bank that the Merger is fair, from a financial point of view, to the stockholders of Parent.

                  (h) The Company shall have received the consents of the landlords for the Leases of the store locations listed on Schedule 8.2(h) hereto to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement without giving rise to the termination or modification of such Leases.

                  (i) The Company shall have received the Releases from each of Charles Lynch, Bob Gammel, Steve Selcer and John Butcher in a form reasonably satisfactory to Parent.

                  (j) Parent and the Company shall have filed all applications and documents with the States of Nevada and California necessary or required to transfer the Company's liquor licenses in connection with the Merger.

         8.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

                  (a) There shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by the Company of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) an effect of which is to restrain or prohibit Parent's ownership or operation (or that of its subsidiaries or affiliates) of all or any portion of the business or assets of the Company, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company, or of Parent and its subsidiaries and affiliates, (iii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Company Shares, including, without limitation, the right to vote any Company Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the shareholders of the Company, (iv) an effect of which is to require divestiture by Parent or any of its subsidiaries or affiliates of any Company Shares, or (v) that otherwise, in the reasonable judgment of the Company, is likely to have a Material Adverse Effect or a Parent Material Adverse Effect;

                  (b) Parent shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of Parent set forth in this Agreement that are qualified as to materiality shall be true when made at and as of the Effective Time as if made and at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and the Company shall have received certificates of the Chief Executive Officer or a Vice President of Parent to that effect;

                  (c) No change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change), other than changes resulting from changes in interest rates, that, in the reasonable judgment of the Company, has or is likely to have a Parent Material Adverse Effect.

                  (d) The Registration Rights Agreement shall have been executed and delivered by all parties thereto.

                  (e) The Company shall have received stockholder approval necessary to consummate the Merger and the transactions contemplated by this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Effective Time and shall continue in full force and effect for a period of eighteen (18) months following the Effective Time.

         9.2 Indemnification Provisions for Benefit of Parent.

                  (a) Subject to the provisions of this Article IX, Parent shall be indemnified after the Effective Time from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) incurred or suffered by Parent arising out of any (i) breach of the representations, warranties, covenants or agreements of the Company set forth herein (the "Parent Indemnifiable Damages") or (ii) loss related to any violation of, default under, any Lease as a result of the Company's failure to obtain the consent, approval or wavier required under any such Lease as a result of the consummation of the transactions contemplated by this Agreement (the "Lease Damages"). For purposes of indemnification under this Section 9.2(a)(ii), the Lease Damages shall be calculated by determining the reduction in the amount of annual earnings before interest, taxes, depreciation and amortization ("EBITDA") of the store that is subject to the Lease for which consent was not obtained, and multiplying such reduction by 3.5. In the event that a store is closed as a result of the failure to obtain a required consent, the Lease Damages shall be calculated based upon the EBITDA of that store for the 12 month period ended December 31, 1998, multiplied by 3.5. Notwithstanding the foregoing, Parent shall not be entitled to indemnification hereunder until the Parent Indemnifiable Damages exceed $100,000 and thereafter shall be entitled to indemnification for all Parent Indemnifiable Damages subject to the provisions hereof. Parent may obtain indemnification for any Parent Indemnifiable Damages to which this Section 9.2 relates only if it makes a claim for indemnification within the Indemnification Period (as defined below).

                  (b) The Escrow Notes shall be registered in the names of the stockholders of the Company or in the name of the Holders' Representative, but shall be deposited with the Escrow Agent, such deposit to constitute an escrow fund to be governed by the terms set forth herein and in the Escrow Agreement (the "Escrow Fund"). The adoption and approval of this Agreement by the Company's stockholders in accordance with the DGCL shall constitute approval for the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Notes in escrow and the appointment of the Holders' Representative to act for and on behalf of the stockholders of the Company to give and receive notices and communications, to authorize delivery of any of the Escrow Notes from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate and enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of such representative for the accomplishment of the foregoing. Parent and Sub agree that the sole and exclusive remedy of Parent and Sub against the Company and its stockholders for any Parent Indemnifiable Damages or Lease Damages shall be limited to the Escrow Notes (or the Parent Shares issuable upon conversion of the Escrow Notes) deposited into the Escrow Fund. At any time on or before eighteen (18) months after the Effective Time (the "Indemnification Period"), if Parent makes a claim for Parent Indemnifiable Damages or Lease Damages and is entitled to indemnification pursuant to Section 9.2, the Escrow Agent shall, upon compliance with the procedures set forth in the Escrow Agreement, release to Parent such amount from the Escrow Fund that is equal in value to such Parent Indemnifiable Damages or Lease Damages, as the case may be. Escrow Notes (or Parent Shares issuable upon conversion thereof) so released shall be valued as set forth in the Escrow Agreement. Upon distribution by the Escrow Agent to Parent pursuant to this Section, the Escrow Fund will be correspondingly reduced. At the end of the Indemnification Period, the Escrow Agent shall release to the stockholders of the Company on a pro rata basis the Escrow Notes (or Parent Shares issuable upon conversion thereof), less any amount of Escrow Notes

(or Parent Shares issuable upon conversion thereof), released from the Escrow Fund during the Indemnification Period as payment for any Parent Indemnifiable Damages or Lease Damages, and the Escrow shall remain in full force and effect, but only as it relates to claims for any claims for indemnification made during the Indemnification Period which remain in dispute and have not been resolved as of the end of the Indemnification Period.

         9.3 Indemnification Provisions for Benefit of the Company's Shareholders. In the event Parent breaches (or in the event any third party alleges facts that, if true, would mean Parent has breached) any of its representations, warranties, agreements and covenants contained herein, and, provided that the shareholders of the Company make a written claim for indemnification against Parent pursuant to this Section 9 before any applicable expiration thereof pursuant to Section 9.1 above, then Parent agrees to indemnify the stockholders of the Company from and against any and all damage, loss, liability and expense (including without limitation, reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) which such stockholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) (the "Company Indemnifiable Damages" and, together with the Parent Indemnifiable Damages, the "Indemnifiable Damages").

         9.4 Matters Involving Third Parties.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Indemnifiable Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim, to the fullest extent provided in this
Section 9, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) to the fullest extent provided in this Section 9, and (iii) the Indemnifying Party will remain responsible for any Indemnifiable Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

         9.5. Nature of Indemnification Payments. Except as set forth in
Article X below, Parent and Sub agree that the sole and exclusive remedy of Parent and Sub against the Company and its stockholders for any damage, loss, liability or expense under this Agreement or in connection with the transactions contemplated hereunder shall be limited to the Escrow Fund.

                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent, if the Merger has not been consummated by August 31, 1999 (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

                  (c) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company or any stockholder shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect; or

                  (d) by the Company, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if (i) there has been a breach by the Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect or (ii) the Company receives an Acquisition Proposal on terms the Company's Board of Directors (after consultation with its independent financial advisors) determines in good faith to be more favorable to the Company's stockholders than the terms of the Merger, and the Company's Board of Directors determines, upon the written advice of its legal counsel, that to continue to recommend that holders of Company Shares vote in favor of the Merger, notwithstanding the receipt of such offer with respect to an Acquisition Proposal, or to fail to recommend or accept the Acquisition Proposal, would violate the fiduciary duties of the Company's Board of Directors; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 10.1(d)(ii) unless it has provided Parent with three (3) business days prior notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Acquisition Proposal; provided, further, that Parent shall receive the fee set forth in Section 10.2 below concurrently with any termination pursuant to this Section 10.1(d)(ii).

         10.2 Effect of Termination. Except as set forth below, if this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 5.4, 6.1, 10.2 and 11.3 shall survive the termination hereof. If the Company shall have terminated this Agreement pursuant to Section 10.1(d)(ii), then the Company shall pay to the Parent (by wire transfer or immediately available federal funds to an account designated by Parent for such purpose) the sum of $750,000 (the "Break-Up Fee") concurrently with any termination pursuant to Section 10.1(d)(ii). If this Agreement is terminated by reason of a breach by the Company, which has or could reasonably be expected to have a Material Adverse Effect, then the Company shall pay to Parent (by wire transfer or immediately available federal funds to an account designated by Parent for such purpose) the sum of $750,000 (the "Termination Fee") concurrently with any termination of this Agreement. If this Agreement is terminated by a breach by Parent, which has or could reasonably be expected to have a Parent Material Adverse Effect, then Parent shall pay to the Company (by wire transfer or immediately available federal funds to an account designated by the Company for such purpose) the Termination Fee concurrently with any termination of this Agreement. The parties hereto further agree that the Termination Fee shall constitute the payment of liquidated damages, and that neither party shall be entitled to any other right or remedy against the other party under contract, at law or in equity, and shall have any liability with respect to any and all breaches of this Agreement other than payment of the Termination Fee.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Parent, to:

                           Santa Barbara Restaurant Group
                           3916 State Street, Suite 300
                           Santa Barbara, CA  93105
                           Telecopy:  (805) 898-7149
                           Attn:    Andrew F. Puzder, Chief Executive Officer

                  with a copy to:

                           Stradling Yocca Carlson & Rauth
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, CA  92660-6441
                           Telecopy:  (949) 725-4100
                           Attn:  C. Craig Carlson, Esq.

                  if to the Company or Principal Shareholder prior to the Effective Time, to:

                           La Salsa Holding Co., Inc.
                           10474 Santa Monica Boulevard
                           Los Angeles, California  90025
                           Telecopy:  (310) 446-8733
                           Attn:  Steven R. Selcer, Chief Financial Officer

                  with a copy to:

                           Gray Cary Ware & Friedenrich LLP
                           4365 Executive Drive, Suite 1600
                           San Diego, CA  92121
                           Telecopy:  (619) 677-1477
                           Attn:  Cameron Jay Rains

                  if to Holder's Representative, to:

                          ____________________________

                          ____________________________

                          ____________________________

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

         11.2 Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that no such amendment or waiver shall, without the approval of the shareholders of the Company (by the vote required to approve the Merger), alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (ii) any of the principal terms of the Merger.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         11.3 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         11.4 Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign, in whole or from time to time in part, to one or more of its wholly-owned subsidiaries, any or all of their rights or obligations, but no such transfer or assignment will relieve Parent of its obligations under this Agreement. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

         11.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

         11.6 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

         11.7 Entire Agreement. This Agreement, including Exhibits and Disclosure Schedules to this Agreement, constitutes the entire agreement, and supersedes all other prior agreements, written and oral, among the parties, with respect to the subject matter hereof.

         11.8 Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       SANTA BARBARA RESTAURANT GROUP, INC.


                                       By:
                                           -------------------------------------
                                           Name:    Andrew F. Puzder
                                           Title:   Chief Executive Officer


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       LA SALSA MERGER, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       LA SALSA HOLDING CO., INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                  EXHIBIT LIST

Exhibit A         Definitions
Exhibit B         Form of Agreement of Merger
Exhibit C         Form of Note
Exhibit D         Form of $7.00 Warrant
Exhibit E         Form of $7.50 Warrant
Exhibit F         Form of Escrow Agreement
Exhibit G         Form of Registration Rights Agreement

                      SANTA BARBARA RESTAURANT GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                                  DEFINED TERMS

"Action" has the meaning set forth in Section 4.1(f).

"Acquisition Proposal" has the meaning set forth in Section 5.3.

"Agreement of Merger" has the meaning set forth in Section 1.1.

"Approval Date" has the meaning set forth in Section 6.6.

"Benefit Plans" has the meaning set forth in Section 4.1(m)(i).

"Break-Up Fee" has the meaning set forth in Section 10.2.

"Capital Change" has the meaning set forth in Section 2.1(c).

"Code" has the meaning set forth in Recital B.

"Closing" has the meaning set forth in Section 1.2.

"Common Stock" has the meaning set forth in Section 2.1(c).

"Company Indemnifiable Damages" has the meaning set forth in Section 9.3.

"Company Interests" has the meaning set forth in Section 4.1(i)(ii)

"Company Shares" has the meaning set forth in Section 2.1.

"Confidentiality Agreements" has the meaning set forth in Section 5.3.

"Consents" has the meaning set forth in Section 4.1(d).

"Controlled Group Liability" has the meaning set forth in Section 4.1(m)(iv).

"DGCL" has the meaning set forth in Recital A.

"Dissenting Shares" has the meaning set forth in Section 2.5.

"Effective Time" has the meaning set forth in Section 1.3.

"Employee Pension Benefit Plans" has the meaning set forth in Section 4.1(m)(i).

"Employee welfare benefit plans" has the meaning set forth in Section 4.1(m)(i).

"Environmental Law" has the meaning set forth in Section 4.1(i)(i)(B).

"ERISA Affiliates" has the meaning set forth in Section 4.1(m)(iv).

"Escrow Agent" has the meaning set forth in Section 2.6.

"Escrow Agreement" has the meaning set forth in Section 2.6.

"Escrow Fund" has the meaning set forth in Section 9.2(b).

"Escrow Notes" has the meaning set forth in Section 2.6.

"Exchange Act" has the meaning set forth in Section 4.2(c).

"Exchange Ratio" has the meaning set forth in Section 2.1(c).

"Financial Statements" has the meaning set forth in Section 4.1(e).

"Governmental Entity" has the meaning set forth in Section 4.1(d).

"Hazardous Substance" has the meaning set forth in Section 4.1(i)(i)(A)

"Holders' Representative" has the meaning set forth in Section 2.6.

"H-S-R Act" has the meaning set forth in Section 4.1(d).

"Indemnifiable Damages" has the meaning set forth in Section 9.3.

"Indemnification Period" has the meaning set forth in Section 9.2(b).

"Indemnified Parties" has the meaning set forth in Section 6.3.

"Lease Damages" has the meaning set forth in Section 9.2(b).

"Leases" has the meaning set forth in Section 4.1(g).

"Leased Real Estate" has the meaning set forth in Section 4.1(g).

"Licenses" has the meaning set forth in Section 4.1(f).

"Material Adverse Effect" has the meaning set forth in Section 4.1(a).

"Merger" has the meaning set forth in Recital A.

"Merger Consideration" has the meaning set forth in Section 2.1(c).

"Multiemployer plan" has the meaning set forth in Section 4.1(m)(iv).

"Owned Real Estate" has the meaning set forth in Section 4.1(g).

"Outstanding Company Shares" has the meaning set forth in Section 2.1(c).

"Parent Indemnifiable Damages" has the meaning set forth in Section 9.2(a).

"Parent Material Adverse Effect" has the meaning set forth in Section 4.2(b).

"Parent Notes" has the meaning set forth in Section 2.1(c).

"Parent SEC Documents" has the meaning set forth in Section 4.2(c).

"Parent Shares" has the meaning set forth in Section 2.1(c).

"Qualified Plans" has the meaning set forth in Section 4.1(m)(ii).

"RCRA Hazardous Waste" has the meaning set forth in Section 4.1(i)(i)(C).

"Regulation D" has the meaning set forth in Section 4.1(c).

"Returns" has the meaning set forth in Section 4.1(n).

"Securities Act" has the meaning set forth in Section 4.1(c).

"$7.00 Warrants" has the meaning set forth in Section 2.1(c).

"$7.50 Warrants" has the meaning set forth in Section 2.1(c).

"Surviving Corporation" has the meaning set forth in Section 1.1

"Taxes" has the meaning set forth in Section 4.1(n).

"Tax-exempt use property" has the meaning set forth in Section 4.1(n)(vi).

"Termination Fee" has the meaning set forth in Section 10.2.

                              AMENDMENT NO. ONE TO

                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. One to Agreement and Plan of Merger (the "Amendment") is entered into as of July __, 1999 by and among LA SALSA HOLDING CO., INC., a Delaware Corporation (the "Company"), SANTA BARBARA RESTAURANT GROUP, INC., a Delaware corporation ("Parent"), LA SALSA MERGER, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub").

                                R E C I T A L S:

         A. The Company, Parent and Sub have entered into that certain Agreement and Plan of Merger, dated as of June 8, 1999 (the "Agreement"), pursuant to which Sub will merge with and into the Company, thereby causing the Company to become a wholly-owned subsidiary of Parent; and

         B. The parties desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

         1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement, as amended hereby.

         2. Escrow Notes. Section 2.6 shall be amended and restated to read, in its entirety, as follows:

                  "At the Effective Time, (i) for purposes of securing claims for indemnification pursuant to Section 9.2(a), Parent Notes in an aggregate principal amount of $1,700,000 issuable to the Company's stockholders on a pro rata basis (the "Escrow Notes"), shall be registered in the names of the stockholders of the Company or in the name of the stockholder's representative (the "Holders' Representative"), as agent for such stockholders, but shall be deposited with an institution selected by Parent and the Company, as escrow agent (the "Escrow Agent"), pursuant to the terms of an escrow agreement substantially in the form of Exhibit F hereto (the "Escrow Agreement") by and among Parent, the Escrow Agent and the Company's stockholders or the Holders' Representative.

         3. Indemnification. Sections 9.2(a) and 9.2(b) shall be amended and restated to read, in their entirety, as follows:

         9.2 Indemnification Provisions for Benefit of Parent.

                  (a) Subject to the provisions of this Article IX, Parent, the Company and Sub, together with their directors, officers, stockholders, employees, agents, successors and assigns (collectively, the "Parent Indemnified Parties") shall be indemnified after the Effective Time from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) incurred or suffered by the Parent Indemnified Parties arising out of any (i) breach of the representations, warranties, covenants or agreements of the Company set forth herein (the "Breach Damages"), (ii) failure to obtain the consent, approval or waiver required under any Lease as a result of the consummation of the transactions contemplated by this Agreement (the "Lease Damages" and, together with the Breach Damages, the "Parent Indemnifiable Damages") (iii) claim or action by either Diane Hardesty or DiNata, Inc., a franchisee of the Company, related to facts or circumstances that exist as of the Effective Time (the "Hardesty/DiNata Claim Damages") or (iv) claim or action by Willibaldo Reyes ("Reyes"), including, but not limited to, the Equal Employment Opportunity Commission claim made by Reyes (the "Reyes Claim Damages" and, together with the Hardesty/DiNata Claim Damages, the "Specific Claim Damages").

                  For purposes of indemnification under Section 9.2(a)(ii), the Lease Damages shall be calculated by determining the reduction in the amount of annual earnings before interest, taxes, depreciation and amortization ("EBITDA") of the store that is subject to the Lease for which consent, approval or waiver was not obtained, compared to the EBITDA of that store for the twelve (12) month period ended December 31, 1998, and multiplying such reduction by 3.5. In the event that a store is closed as a result of the failure to obtain a required consent, approval or waiver, the Lease Damages shall be calculated based upon the EBITDA of that store for the 12 month period ended December 31, 1998, multiplied by 3.5.

                  The Parent Indemnified Parties shall not be entitled to indemnification under Section 9.2(a)(i) and (ii) until the Parent Indemnifiable Damages exceed $100,000 (the "Indemnity Threshold") but once exceeded shall be entitled to indemnification for all Parent Indemnifiable Damages, inclusive of the Indemnity Threshold, subject to the provisions of Section 9.2(b).

                  The Parent Indemnified Parties may obtain indemnification for any Parent Indemnifiable Damages or Specific Claim Damages to which this Section
9.2 relates only if they make a claim for indemnification within the Indemnification Period (as defined below).

                  (b) The Escrow Notes shall be registered in the names of the stockholders of the Company or in the name of the Holders' Representative, but shall be deposited with the Escrow Agent, such deposit to constitute an escrow fund to be governed by the terms set forth herein and in the Escrow Agreement (the "Escrow Fund"). The adoption and approval of this Agreement by the Company's stockholders in accordance with the DGCL shall constitute approval for the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Notes in escrow and the appointment of the Holders' Representative to act for and on behalf of the stockholders of the Company to give and receive notices and communications, to authorize delivery of any of the Escrow Notes from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate and enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of such representative for the accomplishment of the foregoing.

                  Parent and Sub agree that the sole and exclusive remedy of the Parent Indemnified Parties against the stockholders for any Parent Indemnifiable Damages and/or any Specific Claim Damages shall be limited to the Escrow Notes (or the Parent Shares issuable upon conversion of the Escrow Notes) deposited into the Escrow Fund. At any time on or before eighteen (18) months after the Effective Time (the "Indemnification Period"), if the Parent Indemnified Parties make a claim for Parent Indemnifiable Damages or Specific Claim Damages and are entitled to indemnification pursuant to Section 9.2(a), the Escrow Agent shall, upon compliance with the procedures set forth in the Escrow Agreement, release to the Parent Indemnified Parties such amount from the Escrow Fund that is equal in value to such Parent Indemnifiable Damages or Specific Claim Damages, as the case may be. Escrow Notes (or Parent Shares issuable upon conversion thereof) so released shall be valued as set forth in the Escrow Agreement. Upon distribution by the Escrow Agent to the Parent Indemnified Parties pursuant to this Section, the Escrow Fund will be correspondingly reduced. At the end of the Indemnification Period, the Escrow Agent shall release to the stockholders of the Company on a pro rata basis the Escrow Notes (or Parent Shares issuable upon conversion thereof), less any amount of Escrow Notes (or Parent Shares issuable upon conversion thereof), released from the Escrow Fund during the Indemnification Period as payment for any Parent Indemnifiable Damages or Specific Claim Damages and less any Escrow Notes (or Parent Shares issuable upon conversion thereof) necessary to cover any unresolved claims made by Parent Indemnified Parties prior to the expiration of the Indemnification Period, and the Escrow shall remain in full force and effect, but only as it relates to claims for any claims for indemnification made during the Indemnification Period which remain in dispute or which have not otherwise been resolved as of the end of the Indemnification Period.

         4. Nature of Indemnification Payments. Section 9.5 shall be amended and restated to read, in its entirety, as follows:

                  "Except as set forth in Article X below, Parent and Sub agree that the sole and exclusive remedy of the Parent Indemnified Parties against the stockholders for any damage, loss, liability or expense under this Agreement or in connection with the transactions contemplated hereunder shall be limited to the Escrow Fund as described in Section 9.2(b) above and the Escrow Agreement."

         5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

         The parties hereto have caused this Amendment No. One to Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

                                        SANTA BARBARA RESTAURANT GROUP, INC.

                                        By:
                                            ------------------------------------
                                            Name:    Theodore Abajian
                                            Title:   Chief Financial Officer

                                        LA SALSA MERGER, INC.

                                        By:
                                            ------------------------------------
                                            Name:    Theodore Abajian
                                            Title:   Chief Financial Officer

                                        LA SALSA HOLDING CO., INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


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